SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated January 20, 2009

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Rodney Carter, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Zale Corporation (the “Company”) left the Company effective immediately.

Effective January 20, 2009, Cynthia T. Gordon was elected to serve as Interim Chief Financial Officer of the Company.  Ms. Gordon, age 45, also will continue to serve in her current position as Senior Vice President and Controller of the Company, a position she has held since February 2003.  From April 2001 to July 2003, Ms. Gordon served as Vice President of Corporate Planning of the Company. From 1998 to 2001, Ms. Gordon served as Senior Director of Investor Relations of the Company. Ms. Gordon joined the Company in October 1994 as Director of Corporate Planning. Prior to joining the Company in 1994, Ms. Gordon served in various positions, including Director of Investor Relations and External Reporting for A Pea in the Pod, a maternity wear retailer, and in the audit division of Ernst & Young LLP in Dallas, Texas.

While serving as Interim Chief Financial Officer, Ms. Gordon will receive a stipend of $10,000 per month.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	January 23, 2009	By: /s/ Cynthia T. Gordon
Cynthia T. Gordon
Senior Vice President, Controller and Interim Chief Financial Officer